UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO		64108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (816) 237-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 9, 2016, Novation Companies, Inc. (the “Company”) held its 2016 annual meeting of shareholders (the “2016 Annual Meeting”) and submitted the following matters to a vote of its shareholders:

•
a proposal to approve amendments to the Company’s Articles of Amendment and Restatement and Amended and Restated Bylaws to declassify the Company’s Board of Directors (the “Declassification Amendments”);

•	the election of two directors for the terms described in the proxy statement; and

•	a non-binding advisory resolution to approve the compensation of the Company’s named executive officers (the “Say-on-Pay Resolution”).

As of April 4, 2016, the record date of the 2016 Annual Meeting, 92,844,907 shares of the Company’s common stock were outstanding and eligible to vote.

The Company’s shareholders, by the requisite vote, approved the election of each director nominee and the Say-on-Pay Resolution, but did not approve the Declassification Amendments (required approval by two thirds of the votes entitled to be cast). The table below presents the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each such nominee for director, as applicable.

	For	Withheld	Broker Non-Votes
Director nominees
Jeffrey E. Eberwein	48,942,582	7,202,908	N/A
Charles M. Gillman	49,946,191	6,199,299	N/A

	For	Against	Abstain	Broker Non-Votes
Approval of the Declassification Amendments	53,622,410	2,482,470	40,610	N/A
Approval of the Say-on-Pay Resolution	48,437,864	4,165,385	3,542,241	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: June 9, 2016	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer